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                                                                    EXHIBIT 99.2

                      BEFORE THE DEPARTMENT OF INSURANCE
                               STATE OF NEBRASKA

STATE OF NEBRASKA
DEPARTMENT OF INSURANCE,                                 WAIVER OF HEARING
                                                         AND
          PETITIONER.                                    CONSENT TO SUPERVISION

vs.

AMWEST SURETY INSURANCE
COMPANY,                                                 CAUSE No.: C-1242

          RESPONDENT.

     COMES NOW, Jeffrey A. Shonka, President and Chief Operating Officer of Amwest Surety Insurance Company ("Amwest Surety") and states as follows:

     1. I, Jeffrey A. Shonka, am the President and Chief Operating Officer of Amwest Surety, a property and casualty insurance company organized and licensed under Nebraska law.

     2. On or about May 8, 2001, I received a copy of the Notice of Hearing filed by Ann M. Frohman, General Counsel for the Department of Insurance, and a proposed Order of Supervision.

     3. The Nebraska Department of Insurance has requested Amwest Surety to consent to supervision pursuant to Neb. Rev. Stat. (S) 44-4809 (Reissue 1998)
                                   ---------------
based on the ground that Amwest Surety's financial condition renders the continuance of its business hazardous to the public or to its insureds.

     4. The Board of Directors of Amwest Surety has authorized me as President and Chief Operating Officer to execute this Waiver of Hearing and Consent to Supervision as proposed on behalf of Amwest Surety.

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     5.   Amwest Surety acknowledges and agrees to the following:

          a. Amwest Surety waives its right to a formal hearing pursuant to Neb. Rev. Stat. (S) 44-4809 (5) in connection with the entry of
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               an Order of Supervision and enters into this Consent to
               Supervision freely and voluntarily as authorized by Neb. Rev.
                                                                   ---------
               Stat. (S) 44-4809 (2)(a)(v);
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          b.   Amwest Surety consents to the immediate entry of an Order of
               Supervision and the appointment of a Supervisor based on the ground that Amwest Surety's financial condition renders the continuance of its business hazardous to the public or to its insureds;

          c. Amwest Surety agrees to take all actions, produce all books, records and other documents and to cooperate fully in any other manner with the Supervisor;

          d. This consent shall not prejudice the authority of the Director of Insurance to exercise any right under Neb. Rev. Stat. (S) 44-4801
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               et seq.
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Dated this 8th day of May, 2001.

                                       AMWEST SURETY INSURANCE COMPANY

                                       BY.
                                           Jeffrey A. Shonka
                                           President and Chief Operating Officer

Subscribed and sworn to before me on this 8/th/ day of May, 2001.

                                                      Notary Public

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